UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6 Sylvan Way

Parsippany, New Jersey 07054

(Address of Principal Executive Offices, including Zip Code)

(973) 496-4700

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Cooperation Agreement

On May 3, 2017, Avis Budget Group, Inc. (the “Company”) entered into an Amended and Restated Cooperation Agreement (the “Amended and Restated Cooperation Agreement”) with SRS Investment Management, LLC and certain of its affiliates (collectively, “SRS”) regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters. The Company and SRS previously entered into a Cooperation Agreement, dated January 25, 2016, as described on the Company’s Form 8-K filed on January 25, 2016.

SRS has agreed to abide by certain standstill provisions during a standstill period commencing on the date of the Amended and Restated Cooperation Agreement and ending on the earlier of January 25, 2018 and 30 days prior to the deadline for the submission of stockholder nominations of director candidates at the Company’s 2018 annual meeting of stockholders (the “Standstill Period”). During the Standstill Period, SRS has agreed not to (among other things) acquire voting power over more than 12 million shares of the Company’s voting securities. In addition, during the Standstill Period SRS has agreed to vote its shares of the Company’s common stock in favor of the Company’s nominees and other proposals at any meeting of the Company’s stockholders occurring during the Standstill Period, subject to certain limited exceptions.

The Company has previously nominated Brian Choi, a designee of SRS, and Sanoke Viswanathan, an independent director not affiliated with SRS, for election to the Board at the Company’s 2017 annual meeting of stockholders.

The foregoing summary of the Amended and Restated Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment No. 1 to Rights Agreement

On May 3, 2017, the Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of January 23, 2017, between the Company and Computershare Trust Company, N.A., as Rights Agent.

The Rights Agreement Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from the Close of Business (as such term is defined in the Rights Agreement) on January 22, 2018 to the Close of Business on May 3, 2017, and the Rights Agreement will terminate at such time. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification of the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on January 23, 2017, the Company filed a Certificate of Designations of Series R Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series R Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”). Promptly following the expiration of the Rights and the termination of the Rights Agreement, the Company will file a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD.

On May 3, 2017, the Company issued a press release announcing the Amended and Restated Cooperation Agreement and the Rights Agreement Amendment. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series R Preferred Stock of Avis Budget Group, Inc. dated May 3, 2017.

4.1	Amendment No. 1, dated May 3, 2017, to Rights Agreement, dated as of January 23, 2017, between Avis Budget Group, Inc. and Computershare Trust Company, N.A.

10.1	Amended and Restated Cooperation Agreement, dated May 3, 2017, by and among Avis Budget Group, Inc. and SRS.

99.1	Press Release, dated May 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: May 3, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series R Preferred Stock of Avis Budget Group, Inc. dated May 3, 2017.

4.1	Amendment No. 1, dated May 3, 2017, to Rights Agreement, dated as of January 23, 2017, between Avis Budget Group, Inc. and Computershare Trust Company, N.A.

10.1	Amended and Restated Cooperation Agreement, dated May 3, by and among Avis Budget Group, Inc. and SRS.

99.1	Press Release, dated May 3, 2017.